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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the filing of our report on the combined financial statements of Retail Data Services, Inc. and Affiliate dated September 17, 1999 with this Current Report on Form 8-K/A of QRS Corporation and to the incorporation by reference in QRS Corporation's Registration Statement No. 333-85783 on Form S-3; Amendment to Registration Statement No. 333-85783 on Form S-3/A; Registration Statements No. 33-66944, No. 33-67138, No. 33-74734, No.
33-94878, No. 333-66837, No. 333-78499 and No. 333-81159 on Forms S-8; Post
Effective Amendments No. 1 and No. 2 to Registration Statements No. 33-66944, No. 33-67138, No. 33-74734 and No. 33-94878 on Forms S-8; and Post Effective Amendment No. 1 to Registration Statement No. 333-81159 on Form S-8.



/s/ Robert R. Raymond & Associates, LLP
Richmond, Virginia
October 5, 1999


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